UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)
 CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 2, 2006

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD 20817
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DiamondRock Hospitality Company had reported in a Form 8-K filed on May 3, 2006 (the “Original Form 8-K”) that it acquired the Westin Atlanta North at Perimeter Center in Atlanta, Georgia  (the “Hotel”).  Pursuant to the rules of the United States Securities Exchange Commission, we have 71 days after the date on which the Original Form 8-K was filed to amend such filing to include audited financial statements for the Hotel. This Form 8-K/A is being filed to provide our investors with such financial statements and pro forma financial information. No other change is effected by this Form 8-K/A.

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

UNAUDITED FINANCIAL STATEMENTS FOR THE WESTIN ATLANTA NORTH AT PERIMETER FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

Balance Sheet (unaudited)
Statements of Operations (unaudited)
Statements of Cash Flows (unaudited)
Notes to Financial Statements (unaudited)

FINANCIAL STATEMENTS FOR THE WESTIN ATLANTA NORTH AT PERIMETER FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm
Audited Financial Statements
Balance Sheets
Statements of Income
Statements of Cash Flows
Notes to Financial Statements

(b)	Pro Forma Financial Information.

Pro Forma Consolidated Balance Sheet as of March 24, 2006
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of March 24, 2006
Pro Forma Consolidated Statement of Operations for the Quarter Ended March 24, 2006
Notes to Pro Forma Consolidated Statement of Operations for the Fiscal Quarter Ended March 24, 2006
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

UNAUDITED F INANCIAL STATEMENTS

Westin Atlanta North at Perimeter

Three months ended March 31, 2006 and 2005

Westin Atlanta North at Perimeter

Unaudited Financial Statements

March 31, 2006 and 2005

Westin Atlanta North at Perimeter

Balance Sheet

March 31, 2006 (unaudited)

2006

Assets
Current assets:
Cash and cash equivalents	$405,776
Guest and trade accounts receivable, net of allowance for doubtful accounts of $0	387,879
Inventory	264,826
Prepaid expenses and other current assets	207,856

Total current assets	1,266,337
Goodwill	8,176,559
Property, buildings and equipment, net	46,256,156

Total assets	$55,699,052

Liabilities and equity of acquired property
Current liabilities:
Bank overdraft	$30,807
Accounts payable	64,579
Accrued liabilities	1,125,072
Advance deposits	257,588

Total current liabilities	1,478,046
Deferred tax liability	1,290,200

Total liabilities	2,768,246
Commitments and contingencies
Equity of acquired property	52,930,806

Total liabilities and equity of acquired property	$55,699,052

The accompanying notes are an integral part of these financial statements.

1

Westin Atlanta North at Perimeter

Statements of Operations

Three months ended March 31, 2006 and 2005 (unaudited)

	2006	2005

Revenues:
Rooms	$3,166,211	$2,911,734
Food and beverage	1,514,229	1,796,987
Telephone	88,946	115,032
Other	75,202	77,106

Total revenues	4,844,588	4,900,859

Departmental expenses:
Rooms	715,798	719,943
Food and beverage	984,405	1,170,479
Telephone	57,874	65,229
Other	32,301	40,314

Total departmental expenses	1,790,378	1,995,965

Undistributed expenses:
Administrative and general	378,686	405,289
Marketing	394,471	404,546
Property operation, maintenance and energy costs	421,299	389,672

Total undistributed expenses	1,194,456	1,199,507

Income before fixed charges and taxes	1,859,754	1,705,387
Fixed charges:
Depreciation	495,601	500,976
Interest expense	2,025,094	381,253
Rent, local taxes and insurance	226,167	211,947

(Loss) income before income taxes	(887,108)	611,211
Income tax (benefit) expense	(346,834)	236,012

Net (loss) income	$(540,274)	$375,199

The accompanying notes are an integral part of these financial statements.

2

Westin Atlanta North at Perimeter

Statements of Cash Flows

Three months ended March 31, 2006 and 2005 (unaudited)

	2006	2005

Operating activities
Net (loss) income	$(540,274)	$375,199
Adjustments to net (loss) income:
Depreciation and amortization	689,763	516,726
Changes in working capital:
Restricted cash	265,153	(130,254)
Guest and trade accounts receivable, net	86,351	(243,829)
Inventory	17,005	11,039
Prepaid expenses and other current assets	(135,773)	(44,834)
Accounts payable	5,838	33,498
Accrued liabilities and interest	(280,454)	270,575
Advance deposits	100,235	5,650
Deferred tax liability	(346,835)	(72,460)

Cash (used for) from operating activities	(138,991)	721,310
Investing activities
Additions of property, buildings and equipment	(64,408)	(92,870)

Cash used for investing activities	(64,408)	(92,870)
Financing activities
Change in bank overdraft	19,412	(17,268)
Principal payment on debt	(20,441,586)	(132,769)
Contributions/(distributions)	20,771,528	(395,932)

Cash from (used for) financing activities	349,354	(545,969)

Increase in cash and cash equivalents	145,955	82,471
Cash and cash equivalents – beginning of period	259,821	288,253

Cash and cash equivalents – end of period	$405,776	$370,724

The accompanying notes are an integral part of these financial statements.

3

Westin Atlanta North at Perimeter

Notes to Financial Statements

March 31, 2006 (unaudited)

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The real and personal property commonly known as the Westin Atlanta North at Perimeter (the “Hotel”), a 369-room hotel located in Atlanta, Georgia, was owned by Starwood CMBS I LLC, a wholly owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), until May 2, 2006.  On May 2, 2006 all real and personal property of the Hotel was purchased by Noble-Diamondrock Perimeter Center Owner, LLC, a Delaware limited liability company (see Note 5).

Basis of Accounting

The accompanying financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States and accounting practices commonly employed in the hospitality industry.

Cash and Cash Equivalents

The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables.  The Hotel generally does not require collateral.  Accounts receivable and all receivables deemed uncollectible are written off.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.  Historically, credit losses have not been significant.

Inventory

Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest items. The food and beverage inventory items are recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50% of their cost over 36 months. Normal replacement purchases are expensed as incurred.

4

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Property, Buildings and Equipment

Property, buildings and equipment are stated at cost. Costs of improvements that extend the life of the property, buildings, and equipment are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Property, buildings and equipment (including information technology software) are depreciated using the straight-line method over estimated useful lives (15 to 40 years for buildings and improvements and 5 to 15 years for furniture, fixtures and equipment). Interest costs relating to qualifying assets under construction are capitalized until such time as the assets are ready for their intended use. Interest costs capitalized were not significant in 2006 and 2005.

Goodwill

An allocation of goodwill was made to the Hotel from Starwood.  The Hotel reviews all goodwill for impairment by comparison of fair value to book value annually, or upon the occurrence of a trigger event.  Impairment charges, if any, will be recognized in operating results.  In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the Hotel has completed its annual recoverability tests on goodwill and intangible assets, which did not result in any impairment charges.

Income Taxes

The Hotel provides for incomes taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.  The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity’s financial statements or tax returns.

Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period when the new rate is enacted.

Revenue Recognition

The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

5

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Debt Defeasance

In February 2006, Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts (collectively, the “Seller”) defeased approximately $470 million of debt, including the portion allocated to the Hotel.  In order to accomplish this, the Seller purchased Treasury securities sufficient to make the monthly debt service payments and the balloon payments due under the loan agreement.  The Treasury securities were then substituted for the real estate and hotels that originally served as collateral for the debt.  As part of the defeasance, the Treasury securities and the debt were transferred to a third party successor borrower who in turn is “liable” for all obligations under this debt.  As such, the allocated portion of the debt is no longer reflected on the Hotel’s balance sheet.  Defeasance costs allocated to the Hotel of $1,475,000 are included in interest expense in the statement of operations.

3. Commitments and Contingencies

In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussions with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

4. Equity

Activity in the equity of acquired property account for the three-months ended March 31, 2006 is as follows:

2006

Balance, beginning of period	$32,699,552
Net loss	(540,274)
Net capital contributions	20,771,528

Balance, end of period	$52,930,806

6

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

5. Subsequent Events

On May 2, 2006, Starwood CMBS I LLC, a wholly owned subsidiary of Starwood, sold all of the real and personal property of the Hotel to Noble-Diamondrock Perimeter Center Owner, LLC for approximately $61.5 million.  Prior to the sale, Starwood entered into a transaction to defease the debt secured by the Hotel (see Note 2).

7

FINANCIAL STATEMENTS

Westin Atlanta North at Perimeter

Years ended December 31, 2005 and 2004
with Report of Independent Registered Public Accounting Firm

Westin Atlanta North at Perimeter

Financial Statements

December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm

To Starwood Hotels & Resorts Worldwide, Inc.

We have audited the accompanying balance sheets of the Westin Atlanta North at Perimeter (the “Hotel”) as of December 31, 2005 and 2004, and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Westin Atlanta North at Perimeter at December 31, 2005 and 2004, and its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

June 14, 2006

Westin Atlanta North at Perimeter

Balance Sheets

December 31, 2005 and 2004

	2005	2004

Assets
Current assets:
Cash and cash equivalents	$259,821	$288,253
Restricted cash	265,153	208,975
Guest and trade accounts receivable, net of allowance for doubtful accounts of $8,060 and $11,514, respectively	474,230	544,151
Inventory	281,831	293,849
Prepaid expenses and other current assets	72,083	82,141

Total current assets	1,353,118	1,417,369
Other assets	194,162	257,257
Goodwill	8,176,559	8,176,559
Property, buildings and equipment, net	46,687,349	48,214,336

Total assets	$56,411,188	$58,065,521

Liabilities and equity of acquired property
Current liabilities:
Bank overdraft	$11,395	$17,268
Accounts payable	58,741	56,098
Accrued liabilities	1,288,255	1,170,538
Accrued interest	117,271	138,837
Advance deposits	157,353	64,544
Current maturities of long-term debt	584,528	545,224

Total current liabilities	2,217,543	1,992,509
Deferred tax liability	1,637,035	1,851,503
Long-term debt	19,857,058	20,441,586

Total liabilities	23,711,636	24,285,598
Commitments and contingencies
Equity of acquired property	32,699,552	33,779,923

Total liabilities and equity of acquired property	$56,411,188	$58,065,521

The accompanying notes are an integral part of these financial statements.

Westin Atlanta North at Perimeter

Statements of Income

For the Years Ended December 31, 2005 and 2004

	2005	2004

Revenues:
Rooms	$11,262,138	$10,453,774
Food and beverage	6,655,719	6,716,276
Telephone	374,268	414,715
Other	362,311	436,219

Total revenues	18,654,436	18,020,984

Departmental expenses:
Rooms	2,767,189	2,802,763
Food and beverage	4,186,295	4,330,596
Telephone	244,604	282,160
Other	149,931	166,323

Total departmental expenses	7,348,019	7,581,842

Undistributed expenses:
Administrative and general	1,498,960	1,725,070
Marketing	1,469,538	1,565,532
Property operation, maintenance and energy costs	1,670,656	1,644,129

Total undistributed expenses	4,639,154	4,934,731

Income before fixed charges and taxes	6,667,263	5,504,411
Fixed charges:
Depreciation	2,012,817	2,244,218
Interest expense	1,530,984	1,570,073
Rent, local taxes and insurance	848,462	821,567

Income before income taxes	2,275,000	868,553
Income tax expense	877,977	330,713

Net income	$1,397,023	$537,840

The accompanying notes are an integral part of these financial statements.

Westin Atlanta North at Perimeter

Statements of Cash Flows

For the Years Ended December 31, 2005 and 2004

	2005	2004

Operating activities
Net income	$1,397,023	$537,840
Adjustments to net income:
Depreciation and amortization	2,075,912	2,305,065
Changes in working capital:
Restricted cash	(56,178)	(49,923)
Guest and trade accounts receivable, net	69,921	163,043
Inventory	12,018	(14,866)
Prepaid expenses and other current assets	10,058	10,507
Accounts payable	2,643	6,795
Accrued liabilities and interest	96,151	391,417
Advance deposits	92,809	(17,726)
Deferred tax liability	(214,468)	(219,583)

Cash from operating activities	3,485,889	3,112,569
Investing activities
Additions of property, buildings and equipment	(485,830)	(1,259,215)

Cash used for investing activities	(485,830)	(1,259,215)
Financing activities
Change in bank overdraft	(5,873)	(237,791)
Principal payment on debt	(545,224)	(508,563)
Distributions	(2,477,394)	(1,105,135)

Cash used for financing activities	(3,028,491)	(1,851,489)

(Decrease) increase in cash and cash equivalents	(28,432)	1,865
Cash and cash equivalents – beginning of period	288,253	286,388

Cash and cash equivalents – end of period	$259,821	$288,253

The accompanying notes are an integral part of these financial statements.

Westin Atlanta North at Perimeter

Notes to Financial Statements

December 31, 2005

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The real and personal property commonly known as the Westin Atlanta North at Perimeter (the “Hotel”), a 369-room hotel located in Atlanta, Georgia, was owned by Starwood CMBS I LLC, a wholly owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), until May  2, 2006.  On May 2, 2006 all real and personal property of the Hotel was purchased by Noble-Diamondrock Perimeter Center Owner, LLC, a Delaware limited liability company (see Note 10).

Basis of Accounting

The accompanying financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States and accounting practices commonly employed in the hospitality industry.

Cash and Cash Equivalents

The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Under the terms of the Facility, the Hotel has cash escrow deposits to fund insurance and property tax payments.

Accounts Receivable

Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables.  The Hotel generally does not require collateral.  Accounts receivable and all receivables deemed uncollectible are written off.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.  Historically, credit losses have not been significant.

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Inventory

Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest items. The food and beverage inventory items are recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50% of their cost over 36 months. Normal replacement purchases are expensed as incurred.

Other Assets

Other assets consist of deferred finance fees allocated to the Hotel based on the total deferred finance fees associated with the Facility.  Such fees are amortized on a straight-line basis over the life of the Facility.

Property, Buildings and Equipment

Property, buildings and equipment are stated at cost. Costs of improvements that extend the life of the property, buildings, and equipment are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Property, buildings and equipment (including information technology software) are depreciated using the straight-line method over estimated useful lives (15 to 40 years for buildings and improvements and 5 to 15 years for furniture, fixtures and equipment). Interest costs relating to qualifying assets under construction are capitalized until such time as the assets are ready for their intended use. Interest costs capitalized were not significant in 2005 and 2004.

Goodwill

An allocation of goodwill was made to the Hotel from Starwood.  The Hotel reviews all goodwill for impairment by comparison of fair value to book value annually, or upon the occurrence of a trigger event.  Impairment charges, if any, will be recognized in operating results.  In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the Hotel has completed its annual recoverability tests on goodwill and intangible assets, which did not result in any impairment charges in 2005 or 2004.

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Income Taxes

The Hotel provides for incomes taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.  The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity’s financial statements or tax returns.

Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period when the new rate is enacted.

Revenue Recognition

The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of cash and cash equivalents and guest and trade accounts receivable. Cash and cash equivalents are exposed to credit risk since the Hotel periodically maintains balances in excess of federally insured limits. The Hotel limits these risks by selecting only reputable financial institutions where cash deposits will be maintained and limiting investments to money market and mutual fund accounts. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas.

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Hotel is required to disclose the fair market value of its financial instruments for which it is practicable to estimate such value.  The fair values of financial instruments are estimates based upon market conditions and perceived risks at the balance sheet date and require varying degrees of management judgment.  Management has estimated that the fair value of the long-term debt is approximately $21.3 million at December 31, 2005.

The carrying value of cash and cash equivalents, restricted cash, guest and trade accounts receivable, inventory, prepaid expenses and other current assets, bank overdraft, accounts payable, accrued liabilities, accrued interest, and advance deposits are reasonable estimates of their fair values because of the short maturities of these instruments.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Hotel evaluates the carrying value of its long-lived assets for impairment.  Recoverability is measured by the expected undiscounted future cash flows of the assets compared to the net book value of the assets. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value is charged to current earnings. Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals and, if appropriate, current estimated net sales proceeds from pending offers. The Hotel evaluates the carrying value of its long-lived assets based on its plans, at the time, for such assets.  No impairments were recognized during 2005 or 2004.

2. Property, Buildings and Equipment

Property, buildings and equipment consist of the following at December 31, 2005 and 2004:

	2005	2004

Land	$5,370,000	$5,370,000
Building and improvements	49,228,983	48,906,015
Furniture, fixtures and equipment	8,461,512	8,318,189
Construction in progress	27,600	8,061

	63,088,095	62,602,265
Less accumulated depreciation	(16,400,746)	(14,387,929)

	$46,687,349	$48,214,336

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

3. Income Taxes

Income tax data from continuing operations of the Hotel is as follows for the years ended December 31, 2005 and 2004:

	2005	2004

Provision (benefit) for income tax
Current:
U.S Federal	$921,543	$463,416
State and local	170,902	86,880

	1,092,445	550,296
Deferred:
U.S Federal	(181,388)	(185,714)
State and local	(33,080)	(33,869)

	(214,468)	(219,583)

	$877,977	$330,713

Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and liabilities.  Deferred tax assets (liabilities) include the following as of December 31, 2005 and 2004:

	2005	2004

Plant, property and equipment	$(1,751,585)	$(1,940,929)
Allowance for doubtful accounts	(7,464)	(4,479)
Employee benefits	122,014	93,905

Deferred income taxes	$(1,637,035)	$(1,851,503)

4. Long-Term Debt

In January 1999, Starwood completed a $542 million long-term financing (the “Facility”) secured by mortgages on a portfolio of 11 hotels, including the Hotel. The Facility was scheduled to mature in February 2009 and bore interest at a fixed rate of 6.98%. At December 31, 2005 and 2004, $20,441,586 and $20,986,810, respectively, of the outstanding Facility had been allocated to the Hotel.

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

4. Long-Term Debt (continued)

Future minimum payments on the allocated portion of the debt were as follows:

2006	$584,528
2007	626,665
2008	671,840
2009	18,558,553

$20,441,586

Interest costs related to the allocated portion of the borrowings were $1,530,984 and $1,570,073 for the years ended December 31, 2005 and 2004, respectively.

5. Lease Agreement

The Hotel leases equipment under noncancelable operating leases which began to expire in 2005. Approximate future minimum lease payments for the noncancelable operating leases as of December 31, 2005, were as follows:

2006	$25,000
2007	17,000
2008	9,000

$51,000

Total lease expense under the noncancelable operating leases was $40,000 and $38,000 for the years ended December 31, 2005 and 2004, respectively.

In addition, the Hotel receives rental income from the subleasing of retail space. The Hotel subleases this space under a month-to-month agreement. Total rental income received by the Hotel under this sublease was $6,000 and $6,000 for the years ended December 31, 2005 and 2004, respectively, which is included in other revenue.

6. Commitments and Contingencies

In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussions with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

7. Related Party Transactions

Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers’ compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amounts paid to Starwood for these services and other reimbursable costs were $275,544 and $327,301 for the years ended December 31, 2005 and 2004, respectively.

The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Westin and Starwood brands. Fees for these programs were $1,026,659 and $1,018,592 for the years ended December 31, 2005 and 2004, respectively.

At December 31, 2005 and 2004, accrued liabilities included $46,299 and $39,847, respectively, for amounts due to Starwood for the programs described above.

From time to time, Starwood incurs certain other costs on behalf of the Hotel, which are reimbursed to Starwood. In addition, from time to time, Starwood makes certain management decisions on behalf of the Hotel that result in the Hotel incurring costs on Starwood’s behalf. Such costs, if paid by the Hotel, are generally reimbursed by Starwood. During the years ended December 31, 2005 and 2004, these costs were not material.

8. Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel does not begin to match contributions until the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Participants may contribute from 1% to 18% of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2% of eligible employee compensation and $0.50 for every dollar over 2% up to 4% of eligible employee compensation. Matching contributions made by the Hotel were $63,937 and $57,296 during the years ended December 31, 2005 and 2004, respectively.

Westin Atlanta North at Perimeter

Notes to Financial Statements (continued)

9. Equity of acquired property

Activity in the equity of acquired property account for the years ended December 31, 2005 and 2004 was as follows:

	2005	2004

Balance, beginning of period	$33,779,923	$34,347,218
Net income	1,397,023	537,840
Net capital distributions	(2,477,394)	(1,105,135)

Balance, end of period	$32,699,552	$33,779,923

10. Subsequent Events

On May 2, 2006, Starwood CMBS I LLC, a wholly owned subsidiary of Starwood, sold all of the real and personal property of the Hotel to Noble-Diamondrock Perimeter Center Owner, LLC for approximately $61.5 million.  Prior to the sale, Starwood entered into a transaction to defease the debt secured by the Hotel.

UNAUDITED PRO FORMA FINANCIAL INFORMATION FOR DIAMONDROCK HOSPITALITY COMPANY

          The Company’s historical financial information for the year ended December 31, 2005 has been derived from our historical financial statements audited by KPMG LLP, independent registered public accounting firm, whose report with respect thereto was filed on Form 10-K. The Company’s historical financial information as of and for the quarter ended March 24, 2006 has been derived from our unaudited historical financial statements.  The following unaudited pro forma financial information gives effect to the following:

•

Our acquisitions of the Torrance Marriott, the Vail Marriott Mountain Resort & Spa, a portfolio of hotels consisting of the Marriott Los Angeles Airport, Marriott’s Frenchman’s Reef and Morning Star Beach Resort, Renaissance Worthington Hotel and Marriott Atlanta Alpharetta (the “Capital Hotel Investment Portfolio”), the Oak Brook Hills Marriott Resort, the Orlando Airport Marriott, the Chicago Marriott, and the Westin Atlanta North;

•

Our borrowings under (i) the $62.5 million mortgage debt on the Frenchman’s Reef & Morning Star Marriott Beach Resort, (ii) the $82.6 million mortgage debt on the Marriott Los Angeles Airport, (iii) the $57.4 million mortgage debt on the Renaissance Worthington Hotel, (iv) the $59 million mortgage debt on the Orlando Airport Marriott, and (v) the $220 million mortgage debt on the Chicago Marriott;

•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt relating to the Lodge at Sonoma, a Renaissance Resort & Spa.

•	Repayment of the $33.0 million outstanding as of March 24, 2006 on the senior secured credit facility with proceeds from the follow-on offering.

•	Repayment of the $79.5 million outstanding as of March 24, 2006 on the short term loan incurred in conjunction with the acquisition of the Chicago Marriott with proceeds from the follow-on offering.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt; and

•	Follow-on offering of 19,320,000 shares of common stock of the Company at $13.00 per share, with approximately $238.2 million of net proceeds to the Company.

          The pro forma statement of operations for the year ended December 31, 2005 excludes the pre-acquisition operating results of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results. The accompanying pro forma financial information reflects the preliminary application of purchase accounting to the acquisitions of the Vail Marriott, the Capital Hotel Investment Portfolio, the Oak Brook Hills Marriott Resort, the Orlando Airport Marriott, the Chicago Marriott, and the Westin Atlanta North. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. The unaudited pro forma financial information as of and for the quarter ended March 24, 2006 are presented as if these transactions had occurred on January 1, 2006.  The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 is presented as if these transactions had occurred on January 1, 2005.

          The unaudited pro forma financial information and related notes are presented for informational purposes only and do not purport to represent what our results of operations would actually have been if the transactions had in fact occurred on the date discussed above. They also do not project or forecast our results of operations for any future date or period.

          The unaudited pro forma financial information should be read together with our historical financial statements and related notes. The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable. However, we cannot assure you that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Balance Sheet
March 24, 2006

		A	B	C
	Historical	Westin Atlanta North	Courtyard Fifth Avenue Refinancing	Follow-on Offering	Pro Forma

ASSETS
Property and equipment, net	$1,261,457,714	$62,000,000	$—	$—	$1,323,457,714
Deferred financing costs, net	2,771,551	—	855,206	—	3,626,757
Restricted cash	23,373,763	—	—	—	23,373,763
Due from hotel managers	45,012,152	(494,000)	—	—	44,518,152
Favorable lease asset, net	10,476,609	—	—	—	10,476,609
Prepaids and other assets	14,524,944	—	(510,000)	—	14,014,944
Cash and cash equivalents	13,301,764	(61,506,000)	27,460,794	125,729,900	104,986,458

Total assets	$1,370,918,497	$—	$27,806,000	$125,729,900	$1,524,454,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage debt, at face amount	$635,580,832	$—	$28,000,000	$—	$663,580,832
Senior secured credit facility	33,000,000	—	—	(33,000,000)	—
Short term loan	79,500,000	—	—	(79,500,000)	—
Debt premium	2,744,957	—	—	—	2,744,957

Total debt	750,825,789	—	28,000,000	(112,500,000)	666,325,789

Deferred income related to key money	10,243,951	—	—	—	10,243,951
Unfavorable contract liabilities, net	89,165,354	—	—	—	89,165,354
Due to hotel managers	27,914,641	—	—	—	27,914,641
Dividends declared and unpaid	9,286,766	—	—	—	9,286,766
Accounts payable and accrued liabilities	24,484,030	—	—	—	24,484,030

Total other liabilities	161,094,742	—	—	—	161,094,742
Shareholders’ Equity:
Common stock	508,199	—	—	193,200	701,399
Additional paid-in capital	492,540,387	—	—	238,036,700	730,577,087
Accumulated deficit	(34,050,620)	—	(194,000)	—	(34,244,620)

Total shareholders’ equity	458,997,966	—	(194,000)	238,229,900	697,033,866

Total liabilities and shareholders’ equity	$1,370,918,497	$—	$27,806,000	$125,729,900	$1,524,454,397

2

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 24, 2006

          The accompanying unaudited Pro Forma Consolidated Balance Sheet as of March 24, 2006 is based on the Historical Consolidated Balance Sheet as of March 24, 2006, as adjusted to assume that the following occurred on March 24, 2006:

•	Follow-on offering of 19,320,000 shares of common stock of the Company at $13.00 per share, with approximately $238.2 million of net proceeds to the Company.

•	The acquisition of the Westin Atlanta North for total consideration of $61.5 million.

•	Repayment of the $33.0 million outstanding as of March 24, 2006 on the senior secured credit facility with proceeds from the follow-on offering.

•	Repayment of the $79.5 million outstanding as of March 24, 2006 on the short term loan incurred in conjunction with the acquisition of the Chicago Marriott with proceeds from the follow-on offering.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt; and

          In the opinion of the Company’s management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Balance Sheet as of March 24, 2006 is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions described above occurred as of March 24, 2006 nor does it purport to represent the future financial position of the Company.

          Notes and Management Assumptions:

A	Represents the adjustment to record the acquisition accounting of the Westin Atlanta North as follows:

	•	Record property and equipment at fair value of $62,000,000

	•	Record reduction of due from hotel managers of $494,000

	•	Record cash paid for the acquisition of $61,506,000

B	Represents the adjustment to record the refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt as follows:

	•	Record the net increase in debt of $28,000,000

	•	Record net increase in deferred financing costs of $855,206, net of the write off of $194,000 of unamortized deferred financing costs related to the refinanced debt

	•	Record the reduction in prepaid and other assets of $510,000

	•	Record net cash proceeds from the refinancing of $27,460,794

C

Represents the adjustment to record the follow-on offering of 19,320,000 shares of common stock of the Company at $13.00 per share, the repayment of the $33 million outstanding balance under the senior secured credit facility with proceeds from the follow-on offering and the $79.5 outstanding under a short term loan incurred in conjunction with the acquisition of the Chicago Marriott with proceeds from the follow-on offering.

3

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
For the Quarter Ended March 24, 2006

		D	D	E	F	G	H
	Historical	Chicago Marriott	Westin Atlanta North	Depreciation Adjustment	TRS Income Taxes	Debt Interest Expense	Repaid / Refinanced Debt Interest Expense	Pro Forma

REVENUES
Rooms	$54,514,752	$10,622,479	$3,166,210	$—	$—	$—	$—	$68,303,441
Food and beverage	24,069,962	5,092,530	1,514,228	—	—	—	—	30,676,720
Other	4,537,436	485,749	164,148	—	—	—	—	5,187,333

Total revenues	83,122,150	16,200,758	4,844,586	—	—	—	—	104,167,494
OPERATING EXPENSES
Rooms	12,834,640	3,190,630	715,797	—	—	—	—	16,741,067
Food and beverage	16,889,295	3,312,180	984,405	—	—	—	—	21,185,880
Management fees and other hotel expenses	31,823,783	7,013,658	1,671,278	—	—	—	—	40,508,719
Depreciation and amortization	9,047,108	—	—	2,817,552	—	—	—	11,864,660
Corporate expenses	2,566,888	—	—	—	—	—	—	2,566,888

Total operating expenses	73,161,714	13,516,468	3,371,480	2,817,552	—	—	—	92,867,214

OPERATING PROFIT	9,960,436	2,684,290	1,473,106	(2,817,552)	—	—	—	11,300,280
OTHER EXPENSES (INCOME)
Interest income	(183,369)	—	—	—	—	—	—	(183,369)
Interest expense	5,807,705	—	—	—	—	3,105,989	(43,944)	8,869,750

Total other expenses (income )	5,624,336	—	—	—	—	3,105,989	(43,944)	8,686,381
INCOME (LOSS) BEFORE INCOME TAXES	4,336,100	2,684,290	1,473,106	(2,817,552)	—	(3,105,989)	43,944	2,613,899
Income tax (benefit) provision	(29,914)	—	—	—	88,824	—	—	58,910

NET INCOME (LOSS)	$4,366,014	$2,684,290	$1,473,106	$(2,817,552)	$(88,824)	$(3,105,989)	$43,944	$2,554,989

Calculation of Basic and Diluted EPS (I)

Net Income	2,554,989
Weighted Average Number of Shares	71,276,197

Basic and Diluted Earnings per Share	0.04

4

Notes to Pro Forma Consolidated Statement of Operations
for the Fiscal Quarter Ended March 24, 2006

          The accompanying unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 24, 2006 is based on our Historical Consolidated Statement of Operations for the quarter ended March 24, 2006, adjusted to assume that the following occurred on January 1, 2006:

•	Follow-on offering of 19,320,000 shares of common stock of the Company at $13.00 per share, with approximately $238.2 million of net proceeds to the Company.

•	The acquisition of the following hotels for total consideration of:

Hotel

Chicago Marriott	$310,416,000
Westin Atlanta North	61,506,000

Total	$371,922,000

•	Repayment of the $33.0 million outstanding as of March 24, 2006 on the senior secured credit facility with proceeds from the follow-on offering.

•	Repayment of the $79.5 million outstanding as of March 24, 2006 on the short term loan incurred in conjunction with the acquisition of the Chicago Marriott with proceeds from the follow-on offering.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 24, 2006 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2006, nor does it purport to represent our future results of operations.

          Notes and Management Assumptions:

D	Represents the adjustment to record historical revenues and operating expenses associated with the 2006 acquisitions of the following hotels:

	•	Chicago Marriott

	•	Westin Atlanta North

E	Reflects the adjustment to include the depreciation and amortization resulting from the 2006 hotel acquisitions as follows:

Hotel

Chicago Marriott	$2,337,866
Westin Atlanta North	479,686

Total	$2,817,552

F	Reflects the adjustment to our historical income tax provision to reflect the pro forma tax provision of our Taxable REIT Subsidiary assuming the TRS leases were in place as of January 1, 2006

G	Reflects the adjustment to include interest expense incurred for mortgage debt relating to the Chicago Marriott and the unused facility fee under the $75 million senior secured credit facility.

H

Reflects the adjustment to reduce interest expense by $403,340 for interest of the senior secured credit facility that was repaid with the proceeds from the follow-on offering and by $427,564 for interest and deferred financing cost amortization of the $23 million variable rate Courtyard Manhattan / Fifth Avenue mortgage debt which was repaid in conjunction with the Courtyard Manhattan / Fifth Avenue refinancing. The adjustment was offset by $786,960 of interest expense on the $51 million fixed rate Courtyard Manhattan / Fifth Avenue mortgage debt which was entered in conjunction with the Courtyard Manhattan / Fifth Avenue refinancing.

5

I	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at March 24, 2006	50,819,864
Unvested restricted shares held by management and employees	747,000
IPO share grants held by corporate officers	389,333
Shares issued in follow on offering	19,320,000

Total basic and diluted	71,276,197

6

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005

		J	J	J	J	J
	Historical	Torrance	Vail Marriott	Capital Hotel Investment Portfolio	Oak Brook	Orlando Airport Marriott

REVENUES
Rooms	$151,755,924	$164,260	$8,598,220	$44,861,450	$4,979,713	$13,896,815
Food and beverage	63,261,282	79,212	2,826,256	24,759,444	6,778,277	7,327,578
Other	14,433,057	6,092	1,314,107	4,535,714	1,951,152	652,722

Total revenues	229,450,263	249,564	12,738,583	74,156,608	13,709,142	21,877,115
OPERATING EXPENSES
Rooms	37,432,635	41,899	1,688,374	10,003,296	1,428,403	3,254,493
Food and beverage	47,281,237	54,368	2,260,744	17,308,279	3,561,517	4,476,504
Management fees and other hotel expenses	96,555,386	90,156	4,252,765	25,446,651	6,522,652	7,049,898
Depreciation and amortization	27,590,234	—	—	—	—	—
Corporate expenses	13,461,528	—	—	—	—	—

Total operating expenses	222,321,020	186,423	8,201,883	52,758,226	11,512,572	14,780,895

OPERATING PROFIT	7,129,243	63,141	4,536,700	21,398,382	2,196,570	7,096,220
OTHER EXPENSES (INCOME)
Interest income	(1,548,635)	—	—	—	—	—
Interest expense.	17,367,079	—	—	—	—	—

Total other expenses (income)	15,818,444	—	—	—	—	—
INCOME (LOSS) BEFORE INCOME TAXES	(8,689,201)	63,141	4,536,700	21,398,382	2,196,570	7,096,220
Income tax benefit	(1,353,261)	—	—	—	—	—

NET INCOME (LOSS)	$(7,335,940)	$63,141	$4,536,700	$21,398,382	$2,196,570	$7,096,220

	J	J	K	L	M	N
	Chicago Marriott	Westin Atlanta North	Depreciation Adjustment	TRS Income Taxes	Mortgage Debt Interest Expense	Repaid / Refinanced Mortgage Debt Interest Expense	Pro Forma

REVENUES
Rooms	$57,347,529	$11,262,134	$—	$—	$—	$—	$292,866,045
Food and beverage	24,673,633	6,655,719	—	—	—	—	136,361,401
Other	2,823,771	736,579	—	—	—	—	26,453,194

Total revenues	84,844,933	18,654,432	—	—	—	—	455,680,640
OPERATING EXPENSES
Rooms	13,726,458	2,767,190	—	—	—	—	70,342,748
Food and beverage	15,179,962	4,186,295	—	—	—	—	94,308,906
Management fees and other hotel expenses	34,969,034	6,817,000	—	—	—	—	181,703,542
Depreciation and amortization	—	—	24,291,736	—	—	—	51,881,970
Corporate expenses	—	—	—	—	—	—	13,461,528

Total operating expenses	63,875,454	13,770,485	24,291,736	—	—	—	411,698,694

OPERATING PROFIT	20,969,479	4,883,947	(24,291,736)	—	—	—	43,981,946
OTHER EXPENSES (INCOME)
Interest income	—	—	—	—	—	—	(1,548,635)
Interest expense.	—	—	—	—	22,088,051	(561,694)	38,893,436

Total other expenses (income)	—	—	—	—	22,088,051	(561,694)	37,344,801
INCOME (LOSS) BEFORE INCOME TAXES	20,969,479	4,883,947	(24,291,736)	—	(22,088,051)	561,694	6,637,145
Income tax benefit	—	—	—	860,110	—	—	(493,151)

NET INCOME (LOSS)	$20,969,479	$4,883,947	$(24,291,736)	$(860,110)	$(22,088,051)	$561,694	$7,130,296

			Calculation of Basic and Diluted EPS (O)
			Net Income				$7,130,296
			Weighted Average Number of Shares				71,276,197

			Basic and Diluted Earnings per Share				0.10

7

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For The Year Ended December 31, 2005

          The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is based on our Historical Consolidated Statement of Operations for the year ended December 31, 2005, adjusted to assume that the following occurred on January 1, 2005:

•	The acquisition of the following hotels for total consideration of:

Hotel

Torrance Marriott	$72,015,000
Vail Marriott	64,930,000
Capital Hotel Investment Portfolio	314,866,000
Oak Brook Hills Marriott Resort	65,747,000
Orlando Airport Marriott	71,604,000
Chicago Marriott	310,416,000
Westin Atlanta North	61,506,000

Total	$961,084,000

•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt relating to the Lodge at Sonoma, a Renaissance Resort & Spa.

•	Interest on the $62.5 million mortgage debt related to the Frenchman’s Reef & Morning Star Marriott Beach Resort.

•	Interest on the $82.6 million mortgage debt related to the Marriott Los Angeles Airport and $57.4 million mortgage debt on the Renaissance Worthington Hotel.

•	Interest on the $59 million mortgage debt on the Orlando Airport Marriott.

•	Repayment of the $12.0 million outstanding as of December 31, 2005 on the senior secured credit facility with proceeds from the follow-on offering.

•	Interest on the $220 million mortgage debt related to the acquisition of the Chicago Marriott.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt.

•	Follow-on offering of 19,320,000 shares of common stock of the Company at $13.00 per share, with approximately $238.2 million of net proceeds to the Company.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2005, nor does it purport to represent our future results of operations. The accompanying pro forma statement of operations for the year ended December 31, 2005 excludes the pre-acquisition operating results of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results.

Notes and Management Assumptions:

J	Represents the adjustment to record historical revenues and operating expenses associated with the 2006 and 2005 acquisitions of the following hotels:

	•	Torrance Marriott

	•	Vail Marriott

	•	Capital Hotel Investment Portfolio

	•	Oak Brook Hills Marriott Resort

8

•	Orlando Airport Marriott

•	Chicago Marriott

•	Westin Atlanta North

K	Reflects the adjustment to include the depreciation and amortization resulting from the 2006 and 2005 hotel acquisitions as follows:

Hotel

Torrance Marriott	$51,663
Vail Marriott	1,108,399
Capital Hotel Investment Portfolio	4,979,981
Oak Brook Hills Marriott Resort	1,934,359
Orlando Airport Marriott	4,169,184
Chicago Marriott	10,129,400
Westin Atlanta North	1,918,750

Total	$24,291,736

L

Reflects the adjustment to our historical income tax provision to reflect the pro forma tax provision of our Taxable REIT Subsidiary assuming we had elected REIT status and the TRS leases were in place as of January 1, 2005. Our Taxable REIT Subsidiary’s pro forma pre-tax loss was $5.2 million for the year ended December 31, 2005. The pro forma income tax provision was calculated using our Taxable REIT Subsidiary’s historical effective income tax rate. The pro forma income tax provision includes the $1.4 million income tax charge as a result of our REIT election in 2005 that is reflected in the historical financial statements.

M

Reflects the adjustment to include interest expense incurred for mortgage debt relating to the Capital Hotel Investment Portfolio, the Frenchman’s Reef & Morning Star Marriott Beach Resort, the Orlando Airport Marriott, and the Chicago Marriott.  The adjustment also includes the unused facility fee on the $75 million senior secured credit facility.

N

Reflects the adjustment to reduce interest expense by $1,594,190 for interest and deferred financing cost amortization of the mortgage debt related to the Torrance Marriott, which was repaid with the proceeds of our initial public offering, by $691,837 for interest and deferred financing cost amortization of the mortgage debt related to the Lodge at Sonoma, a Renaissance Resort & Spa which was repaid with the proceeds of our initial public offering, offset by an increase of interest expense by $1,861,333 relating to the refinancing of the Courtyard Fifth Avenue mortgage debt. The Courtyard Manhattan / Fifth Avenue adjustment consists of (a) $3,409,721 of interest expense and deferred financing cost amortization on the $51 million fixed rate mortgage debt, less (b) $1,548,388 of interest expense and deferred financing cost amortization recorded in the historical financial statements related to the $23 million variable rate mortgage debt. Adjustment also reflects the $137,000 reduction of interest expense included in the historical financial statements related to the $12 million draws under the senior secured credit facility that were repaid with proceeds from the follow-on offering.

O	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at December 31, 2005	50,819,864
Shares issued in follow-on offering	19,320,000
Unvested restricted shares held by management and employees	747,000
IPO share grants held by corporate officers	389,333

Total basic and diluted	71,276,197

9

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: June 23, 2006	By:	/s/ Michael D. Schecter

Michael D. Schecter
General Counsel and Secretary